UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events.

On January 28, 2011, Valassis Communications, Inc. (“Valassis”) issued a press release announcing that it has (i) completed its previously announced private offering of $260,000,000 million aggregate principal amount of its 6 5/8% senior notes due 2021, (ii) accepted for purchase $199,801,000 aggregate principal amount of its 8 1/4% senior notes due 2015 (the “2015 Notes”), representing all of the 2015 Notes that were validly tendered and not validly withdrawn at or prior to the consent payment deadline pursuant to Valassis’ previously announced cash offer to purchase any and all of its outstanding 2015 Notes, and (iii) received sufficient consents to approve the proposed amendments to the indenture governing the 2015 Notes (the “Indenture”) that, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default in the Indenture. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the 2015 Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Valassis Communications, Inc. dated January 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: January 28, 2011	Name:	Todd Wiseley
	Title:	General Counsel and Senior Vice
President, Administration

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Valassis Communications, Inc. dated January 28, 2011